Exhibit 10.16
FIRST AMENDMENT
TO
CHANGE IN CONTROL PLAN
     Pursuant to the powers and procedures for amendment of the IONA Technologies PLC Non-Executive Directors Change in Control Plan (the “Plan”), described in Section VIII of the Plan, the Board of Directors of IONA Technologies PLC (the “Company”) hereby amends the Plan as follows:
     1. Section IV of the Plan is hereby amended by deleting the second sentence of subsection (B) thereof in its entirety and substituting the following in lieu thereof:
          “Payment of the Additional Board Service Fee shall be made in a lump-sum payment on the effective date of the Change in Control.”
     2. Section VIII of the Plan is hereby amended by adding the following subsection (J) immediately following subsection (I) thereof:
          “J. Section 409A. Notwithstanding any other provision herein to the contrary, to the extent that any payment to be made pursuant to this Plan is determined to constitute “nonqualified deferred compensation” within the meaning of and subject to Section 409A of the Code (“Section 409A”) such payment shall not be made prior to the date that is the earlier of (i) six months and one day after the recipient’s separation from service with the Company and all other members of the Group, or (ii) the recipient’s death. The terms of this subsection (J) shall only apply if the recipient is a “specified employee” (within the meaning of Section 409A) on the date of such separation from service, and shall only apply to the extent the delay of such payment is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.”
     3. Except as amended herein, the Plan is hereby confirmed in all other respects.

     IN WITNESS WHEREOF, the Board has caused this First Amendment to the Plan to be duly executed on this 29th day of November, 2007.

IONA TECHNOLOGIES PLC, an Irish public limited company

By:	/s/ Peter M. Zotto
	Name:	Peter M. Zotto
	Title:	Chief Executive Officer

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